Exhibit 10.33

POST-EMPLOYMENT CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) shall be binding and effective as of the date of the last signature below (“Effective Date”), by and between Xenon Pharmaceuticals Inc. (“Company”), and Sherry Aulin (“Consultant”).

WHEREAS, Consultant is currently an employee Company with a planned resignation date of June 30, 2025; and

WHEREAS, Company desires to retain Consultant for the two (2) month post-employment period commencing on July 1, 2025 through August 31, 2025 (“Consulting Term” or “Term”) in order to provide such consulting services as may be reasonably requested from time to time by or on behalf of Company and described in one or more statements of work hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.
Consulting Services.

(a) Subject to and upon the terms and conditions set forth in this Agreement, Consultant will perform the Services and deliver the Deliverables described in the statement of work set forth in Attachment A (the “Statement of Work” or “SOW”). As used herein, “Deliverables” means any work product, report, analysis, summaries, recommendations, or other deliverables described in any Statement of Work, including any work-in-process of any of the foregoing.

(b) Consultant agrees to perform the Services and complete the Deliverables, if any, during the Term in accordance with any timeline as may be set forth in the applicable Statement of Work. Consultant will provide the Services at such times and locations as are mutually agreed upon by Consultant and Company. In rendering the Services, Consultant will act solely as an independent contractor and this Agreement does not constitute a contract of employment and will not be construed to create any employee/employer relationship between Consultant and Company. The Consultant shall diligently perform the Services in a professional and competent manner in accordance with the terms of this Agreement, the attached Statement of Work, and all applicable rules, regulations and laws.

(c) Consultant agrees not to make any use of any funds, space, personnel, facilities, equipment, employees or other resources of a third party, in performing the Services, nor to take any other action that would result in a third party having any rights in the Deliverables or results of the Services, as defined herein. Without limiting the foregoing, Consultant agrees that she will not utilize in the performance of any Services or incorporate into any Deliverables or materials provided to Company; (i) any confidential information of Consultant or any third party; or (ii) any technology, materials, know-how or inventions, covered by proprietary rights of Consultant or any third party, except as Consultant is freely permitted to do without further compensation by Company to Consultant or any third party.

2. Compensation & Indemnification

(a)
Company agrees to pay Consultant for the Services in accordance with the fee schedule of the Statement of Work.
(b)
Within fifteen (15) days following the end of each calendar month in which Consultant performs Services, Consultant will submit a statement showing, by date, the number of hours spent performing the Services, and the total amount due in payment. The consulting fees will be paid on a monthly basis, within thirty (30) days following receipt of a statement, unless agreed upon in a separate writing.
(c)
Company will not withhold any employment related tax or social security payments due from Consultant to any governmental taxing authority (except as may be expressly required by law). Consultant hereby agrees to timely pay all taxes and fees upon the income Consultant has earned from

Company and indemnify and hold Company harmless against the claims of any governmental taxing authority made in connection with the revenue derived by Consultant under this Agreement.
(d)
The parties represent (a) that the compensation set forth herein is consistent with fair market value in arms’ length and (b) the Services to be performed by the Consultant under this Agreement do not exceed those which are reasonably necessary to accomplish the commercially reasonable business purposes of such Services.
(e)
The Company hereby waives any and all claims against Consultant arising out of or in connection with the Services provided by Consultant to the Company or on its behalf, unless resulting from Consultant’s gross negligence or willful misconduct, and agrees to indemnify, defend and hold Consultant harmless from and against any and all threatened or actual claims, suits, liabilities, damages, costs and expenses (including attorney’s fees), brought by a third party, brought against or incurred by Consultant arising out of or in connection with such Services, provided (a) Consultant notifies the Company in writing promptly after becoming aware of any such claim or action, (b) Consultant cooperates reasonably with the Company (at its expense), in connection with such claim or action, and (c) the Company shall have sole control over the defense and/or settlement thereof. Nothing in this provision 2(e) shall be construed to preclude or in any way limit any applicable indemnification coverage that may be available to the Consultant under any other Company issued indemnification, including indemnification granted to the Consultant in connection with her prior employment with the Company.
3.
Confidential Information.
(a)
For purposes of this Agreement, the term “Confidential Information” means confidential and/or proprietary information or materials owned or controlled by, in the possession of, or licensed to Company. Without limiting the generality of the foregoing, the term Confidential Information includes all existing and future (i) intellectual property, works of authorship, inventions, discoveries, developments, improvements, modifications, trademarks, trade names, trade secrets, know-how, data, processes, methods, protocols, and procedures; and all rights in, to or under any of the foregoing; in each case, whether or not reduced to practice or writing, or protected or protectable (or registered or registrable) under patent, copyright, trademark, trade secret or any other similar laws (collectively, “Intellectual Property”), that is owned or controlled by, in the possession of, or licensed to Company, or that is required to be assigned or licensed to Company by any person, (ii) information regarding Company’s plans for research and development or for new products, (iii) manufacturing or engineering information pertaining to Company or any of its operations or products, (iv) information regarding regulatory, preclinical, or clinical matters pertaining to Company, (v) information regarding business, commercial, financial, budgetary, or Intellectual Property matters pertaining to Company, (vi) information regarding the skills, compensation and other terms of employment or engagement of employees and consultants of Company, (vii) any and all Deliverables, and (viii) any other information that Company may designate as confidential or proprietary.
(b)
Except as otherwise provided in this Section 3, during the Term and for a period of seven (7) years thereafter, Consultant will not disclose or communicate to any third party for any reason, any Confidential Information without the prior written consent of Company. Notwithstanding anything to the contrary, it is understood that, except to the extent otherwise expressly prohibited by Company, (i) Consultant may disclose or use Confidential Information in performing the Services for Company but only to the extent required or necessary for the performance of such Services in the ordinary course and within the scope of provision of the Services, and (ii) Consultant may disclose Confidential Information pursuant to a request or order of any court or governmental agency, provided that Consultant promptly notifies Company of any such request or order and provides reasonable cooperation (at Company’s expense) in the efforts, if any, of Company to contest or limit the scope of such request or order.
(c)
Consultant’s obligations under the Section 3 will not apply to any Confidential Information (i) that is or becomes publicly known (as demonstrated by written evidence provided by Consultant) under circumstances involving no breach by Consultant of this Agreement, (ii) that was or is approved for release in writing by Company, or (iii) is independently developed by Consultant without reference to or reliance upon Confidential Information (and such independent development can be demonstrated by competent evidence).
(d)
Consultant will promptly deliver to Company, upon the termination of this Agreement or, if earlier, upon the request of Company, all documents and other tangible media in Consultant’s possession or control that contain, reflect, disclose or relate to any Confidential Information.

4.
Intellectual Property.
(a)
Consultant agrees to and hereby does assign to Company, Consultant’s entire right, title and interest in and to all Intellectual Property made, written or conceived by Consultant, jointly or with others, in the performance of Services hereunder, together with such patents or patent applications and copyrights, as may be obtained or filed in any country. All copyrightable works created by Consultant in connection with the Services will be considered “work for hire” owned by Company to the greatest extent permitted by law. At the request and sole expense of Company, at any time during the term of the Agreement or after the termination or expiration of the Agreement, Consultant will execute all documents for use in applying for, obtaining and maintaining such patents, trademark or copyrights as Company may desire, and execute and deliver all formal assignments for such Intellectual Property. Consultant will promptly and fully disclose to Company any Intellectual Property arising from Consultant’s performance of Services under this Agreement. For the avoidance of any doubt, as between the parties, Company will have the exclusive right to use or not use the Intellectual Property for any or no reason, in its sole discretion.
(b)
Consultant acknowledges and agrees that Company owns and will continue to own all right, title and interest in and to Confidential Information and Deliverables. Unless expressly provided in this Agreement, no licenses, implied or otherwise, are granted to Consultant hereunder in or to the Deliverables or Company Intellectual Property.
(c)
All existing templates, databases, models and any additional databases, models, and/or associated data owned or controlled by Consultant and not directly related to the mission of Company will remain the property of Consultant. Consultant will also retain all copyright and intellectual property rights to such materials. Unless specifically agreed upon in writing, Company will not acquire and will have no ongoing rights in or licenses to any of Consultant’s existing proprietary templates, databases, or models and/or any modifications made to such templates, databases, or models
5.
No Conflicting Obligations. Consultant hereby represents that he or she is free to enter into this Agreement and that Consultant’s performance of all of the terms of this Agreement and of all of Consultant’s duties as a consultant to Company do not and will not breach (i) any agreement to keep in confidence information acquired by Consultant in confidence or in trust, or (ii) any agreement not to compete against the business of any third party. Consultant further represents that he or she has not made and will not make any agreements in conflict with this Agreement. The Consultant represents and warrants that he/she has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335a, and that he/she is not under investigation by any governmental agency. In the event that the Consultant becomes so debarred or comes under an investigation by a governmental agency that would impair his/her ability to properly perform his/her obligations under this Agreement, the Consultant will immediately notify the Company in writing.
6.
No Use of Name. Neither party will use the name of the other party without prior consent; provided, however, that either party may use the name of the other party to the extent reasonably required in or for the performance of the Services.

7.
Return of Company Documents. Upon expiration or termination of this Agreement, Consultant will deliver to Company any and all notes, memoranda, specifications, drawings, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Confidential Information or Company Intellectual Property.
8.
Term.
(a)
This Agreement shall take effect as of the Effective Date and continue thereafter in full force and effect until August 31, 2025, unless extended by mutual agreement in writing, or until terminated in accordance with the provisions of Section 8(b) hereof (the “Term”).
(b)
This Agreement and the Services provided by Consultant hereunder may be terminated at any time by either Consultant or Company for any reason or no reason. No prior notice of termination is required.
(c)
The provisions of Sections 4-7, 8(c) and 9 shall survive the termination of this Agreement.
9.
Miscellaneous.
(a)
This Agreement, along with Attachment A, represents the entire Agreement of the parties with respect to the consulting arrangements contemplated hereby, and supersedes all prior agreements, except those agreements specifically relating to the Consultant’s employment relationship with the Company which were entered into prior to the date of this Agreement, including the Employee Non-Disclosure, Non-Solicitation and Non-Competition Agreement executed as of March 20, 2019. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.
(b)
No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.
(c)
This Agreement may be assigned by Company to any affiliate of Company and to a successor of its business to which this Agreement relates (whether by purchase or otherwise). Consultant may assign or transfer any or all of Consultant’s rights or obligations under this Agreement only upon Company’s prior written consent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(d)
Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and addressed to the party at the address set forth in the preamble to such other place as any party may designate as to itself by written notice to the other party. Delivery will be deemed given when such notice is delivered in-person, or by certified or registered mail, or by nationally recognized overnight courier. Either party may change its address for notices by means of a notice delivered in accordance with this Section 9(d).
(e)
This Agreement shall be governed by and construed in accordance with the substantive laws of British Columbia without reference to any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction.
(f)
Section headings of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

(g)
The parties agree that any breach of this Agreement by Consultant would cause irreparable harm to Company; and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this Agreement by Consultant, Company will, in addition to any other rights and remedies it may have, have the right to seek an injunction without the need to post bond.
(h)
In performing Consultant’s obligations and services under this Agreement, Consultant will be an independent contractor and will not represent himself or herself as an agent of the Company. Nothing in this Agreement will be construed to constitute either party as the agent, employee or joint venture partner of the other, nor will either party have the right to bind the other party or make any promises or representations on behalf of the other party. Consultant will be solely responsible for the withholding and payment of social security and other applicable taxes, fees, and/or withholding on payments made to him or her by the Company as described herein and he or she will not be eligible for, and will have no claim against the Company for, fringe benefits, vacation pay, sick leave, retirement benefits, social security, worker’s compensation, disability, unemployment insurance benefits, or any other benefit the Company may provide to its employees.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have signed this Consulting Agreement as of the Effective Date, intending it to take effect as a sealed instrument.

Sherry Aulin	Xenon Pharmaceuticals INC.
By: /s/ Sherry Aulin	By: /s/ Ian Mortimer
Date: 27-Feb-2025	Name: Ian Mortimer
Email:	Title: CEO
Date: 27-Feb-2025

ATTACHMENT A

STATEMENT OF WORK